UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 15, 2007, Shoe Pavilion, Inc. announced that Michael P. McHugh has been appointed Executive Vice President and Chief Financial Officer of the Company, effective November 15, 2007. Dmitry Beinus, the Company's President and Chief Executive Officer, has been serving as Interim Principal Financial Officer since the May 30, 2007 departure of Bruce Ross, the Company's former Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Mr. McHugh has over 35 years of finance and accounting experience in retail and other corporate environments, working with both public and private companies. Most recently, since November 2005 until his resignation to take the CFO position at Shoe Pavilion, Mr. McHugh served as the Chief Financial Officer of The Fashion House Inc., a public apparel accessory import marketer. From 2004 to November 2005, while engaged as a consultant, he served as the Chief Financial Officer for both Bergamo Corporation, a public specialty apparel retail start-up company, and Royal Household Products, a housewares importer. Between 2002 and May 2004, Mr. McHugh was the owner and manager of Beverly Hills Food Company, a food processing operation selling to specialty food stores, caterers and airlines. Prior thereto, he held various senior level finance and accounting positions at Authentic Fitness Inc., J. Crew Group, Inc., Regina Company, Inc. and Revlon, Inc., among others. Mr. McHugh earned his BBA from St. John's University and an MBA for Farleigh Dickinson University.

Item 9.01.    Exhibits.

Exhibit	Description
99.1	Press Release dated November 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2007

Shoe Pavilion, Inc.

By: /s/ Dmitry Beinus

Dmitry Beinus
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Shoe Pavilion, Inc. issued November 15, 2007 Also provided in PDF format as a courtesy.